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                                                                    EXHIBIT 10.2


                                     FORM OF
                                 LOAN AGREEMENT

         This Loan Agreement dated as of ____________ (the "LOAN DATE"), is entered into by and between Daisytek International Corporation, a Delaware corporation (the "COMPANY"), and ______________ (the "BORROWER").

         A. The Company has established the Daisytek International Corporation Director and Officer Loan Plan (the "PLAN"). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.

         B. The Company desires to loan the Borrower $ in accordance with the terms of the Plan (the "LOAN").

         C. The Borrower desires to borrow such amount subject to the terms of the Plan, this Agreement and the Note in order to acquire shares (the "PURCHASED SHARES") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), on the open market.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.       Amount and Terms of the Loan.

         1.1. The Loan. On the terms and subject to the conditions of this Agreement, the Company agrees to lend $___________ to the Borrower for the purpose of enabling the Borrower to purchase shares of Common Stock in the open market.

         1.2. Maturity Date. Subject to the prepayment provisions of subsections
1.3 and 1.4, the acceleration provisions set forth below and in Section 3 below, the Loan shall mature on the third anniversary of the Loan Date (the "MATURITY DATE"). Notwithstanding the foregoing, all principal and accrued but unpaid interest outstanding under the Loan will automatically become due and payable within 30 days after the Company makes demand for payment.

         1.3. Mandatory Prepayments and Interest Payments.

                  (a) In the event that any cash dividend or distribution is paid by the Company with respect to any Purchased Shares relating to the Loan, the Borrower shall make a mandatory prepayment with respect to the Loan equal to the amount of such dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal. Notwithstanding the foregoing, in the event that the Committee under the Plan determines that the Borrower would recognize a net increase in taxable income from the receipt of any such dividends or distributions after giving effect to any deduction for the related payment under the Loan, the Committee may in its discretion permit the Borrower to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

                  (b) If, within 30 days of the Loan Date, the Borrower has not purchased shares of Common Stock with 100% of the proceeds of the Loan, the Borrower shall make a mandatory prepayment with respect to the Loan equal to the amount of the Loan proceeds not used to purchase shares of Common Stock.


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                  (c) Interest shall be compounded quarterly during the term of a Loan; provided, however, that the Borrower shall be entitled instead to pay such quarterly interest in cash to the Company.

                  (d) Any cash received upon an exchange or conversion of Purchased Shares shall be applied to reduce the outstanding Loan balance (with accrued but unpaid interest being reduced first). Any cash in excess of that applied against the outstanding Loan balance shall be paid to the Borrower.

         1.4 Optional Prepayments. The Borrower may make voluntary prepayments on the Loan at any time without penalty in such minimum amounts as the Committee may determine, which shall be applied first to accrued but unpaid interest, and then to principal.

         1.5. Evidence of Borrowing. The Loan will be evidenced by a promissory note in substantially the form attached as Exhibit A to this Agreement (the "NOTE"). The Borrower will promptly execute and deliver to the Company any other instruments evidencing the Loan reasonably requested by the Company.

         2.1. Restrictions on Purchased Shares. From the date of the purchase of the Purchased Shares until the principal of the Loan and all unpaid interest thereon is repaid in full (the "RESTRICTED PERIOD"):

         (a) Certificates representing Purchased Shares shall bear the following legend in addition to any other legends that the Company may deem appropriate:

         THIS CERTIFICATE AND THE SHARES OF STOCK AND ALL RIGHTS HEREBY REPRESENTED ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE DAISYTEK INTERNATIONAL CORPORATION DIRECTOR AND OFFICER LOAN PLAN AND ANY AGREEMENT UNDER THAT PLAN AND THE LOAN AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND DAISYTEK INTERNATIONAL CORPORATION MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH PLAN AND AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF DAISYTEK INTERNATIONAL CORPORATION.

         (b) Certificates representing Purchased Shares shall be registered in the name of the Borrower and the Borrower shall be treated as a stockholder with respect to such shares, including the right to vote such shares.

         2.2. Voting and Other Rights of the Borrower and the Company. Simultaneously with the execution and delivery of this Agreement, the Borrower will execute and deliver to the Company a proxy in the form attached as Exhibit B hereto (the "PROXY"). So long as no Event of Default (as described in subsection 3.1) has occurred and is continuing, the Borrower will be entitled to vote and to exercise all other rights and remedies with respect to the Purchased Shares. Upon the occurrence and during the continuance of an Event of Default (as defined in Section 3.1), the Proxy will automatically become effective pursuant to its terms, and the Company or its substituted proxy will have the right to vote and to exercise all other rights and remedies with respect to the Purchased Shares.

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3.       Events of Default.

         3.1. Events of Default. For purposes of this Agreement, any of the following events will constitute an "EVENT OF DEFAULT":

                  (a) the Borrower fails to pay any amount due under the Loan and the default remains uncured for a period of 10 days after the date the Company gives the Borrower notice of the default;

                  (b) the Borrower defaults under or breaches any other covenant, representation or warranty under the Note, this Agreement or any other agreement under the Plan and the default or breach remains uncured for a period of 30 days after the date the Company gives the Borrower notice of his default or breach;

                  (c) the Borrower applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law; or

                  (d) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Borrower, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower, and such order, judgment or decree continues unstayed and in effect for a period of 30 days.

         3.2. Consequences of Events of Default. If an Event of Default occurs, the Company may enforce its rights under the Plan, the Note and any other agreement entered into under the Plan.

4.       General.

         4.1. Compliance with Withholding. The Company shall have the right to require the Borrower to pay to the Company the amount of any taxes that are required to be withheld in connection with any repayment of a Loan, any release of Purchased Shares or any sale of Purchased Shares. To the extent permitted by the Committee, the Borrower may elect to have any distribution otherwise required to be made under this Agreement to be withheld to fulfill any tax withholding obligation.

         4.2. Amendment and Waiver. This Agreement may only be amended by written agreement of the Borrower and the Company.

         4.3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         4.4. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or


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representations by or between the parties, written or oral, which relate to the subject matter hereof.

         4.5. Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Texas.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.


BORROWER                                     DAISYTEK INTERNATIONAL
                                             CORPORATION

--------------------------------             -----------------------------------
Name:                                        Name:
       -------------------------                  ------------------------------
                                             Title:
                                                   -----------------------------



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                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

$____________                                                             [DATE]


         FOR VALUE RECEIVED, the undersigned (the "BORROWER") promises to pay, on or before ______________ to the order of Daisytek International Corporation or any successor thereto (the "COMPANY"), at such place as the Company shall designate, the principal sum shown above, together with interest from the date hereof on the principal balance outstanding under this Note as provided hereinafter and in the Loan Agreement dated the date hereof between the Company and the Borrower (the "LOAN AGREEMENT").

         This Note is subject to the terms of the Daisytek International Corporation Director and Officer Loan Plan (the "PLAN") and is secured by the Loan Agreement and has been delivered by the Borrower pursuant to the Loan Agreement. The holder of this Note is entitled to the benefits of the Loan Agreement and may enforce the agreements of the Borrower herein and therein and exercise the remedies provided for hereby and thereby or otherwise in respect of this Note.

         Except as set forth below, from the date hereof interest shall accrue on the outstanding principal amount hereof at the rate set forth in the Plan.

         Interest shall accrue on the outstanding principal balance hereof at a fluctuating rate per annum equal to the Applicable Interest Rate (as defined in the Plan). Interest shall be compounded quarterly during the term of this Note; provided, however, that the Borrower shall be entitled instead to pay such quarterly interest in cash to the Company. Payments of both principal and interest hereunder shall be made in lawful money of the United States of America. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

         If an Event of Default (as that term is defined in the Loan Agreement) shall occur, all principal and accrued but unpaid interest payable under this Note shall accelerate and become immediately due and payable without any presentment, demand, protest, or other notice of any kind and, until repaid in full, all amounts due hereunder, including without limitation interest due hereunder, shall bear interest at an annual rate equal to the lower of (A) two percent (2%) higher than the rate calculated pursuant to the calculation set forth above and (B) the highest rate, if any, permitted at law.

         If legal action is necessary to collect any amount due hereunder, Borrower shall be liable for the payment of reasonable attorney's fees and the costs of Company incurred to others in connection with such collection.

         The Borrower hereby agrees to be personally liable for payment of this Note.

         This Note is to be governed by and construed in accordance with the laws of the State of Texas. In any action brought under or arising out of this Note, the undersigned hereby consents to the jurisdiction of any competent court within the State of Texas and consents to service of process by any means authorized by Texas law.

                                                   BORROWER

                                                   -----------------------------
                                                   Name:


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                                    EXHIBIT B

                                  FORM OF PROXY

         The undersigned hereby revokes any previous or contemporaneous proxies and appoints _______________ as attorney and proxy of the undersigned to cause notice to be given with respect to and to attend any and all meetings of shareholders of Daisytek International Corporation, a Delaware corporation (the "COMPANY"), to vote all shares of capital stock of the Company owned by the undersigned and held by the Company (the "PURCHASED SHARES") pursuant to the Loan Agreement dated ___________ between the Company and the undersigned (the "LOAN AGREEMENT"), and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present.

         This proxy shall become effective immediately, without further action by the undersigned, upon an Event of Default under the Loan Agreement occurs, and shall remain in effect until such Event of Default shall be remedied by the undersigned.

         This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable and has been granted pursuant to Section 2.2 of the Loan Agreement.

         The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy (immediately upon its becoming effective as set forth above) and any substitution or revocation with the Secretary of the Company.



Dated: [__________]
                                                --------------------------------
                                                Name: